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Exhibit 10.40

Conformed Copy

Dated 12 June 2003

RECOGNITION OF RIGHTS DEED
in relation to
the floating production, storage and
off-loading unit "Haewene Brim"

NORTON ROSE

Contents

Clause		Page
1	Definitions	1
2	Interpretation	2
3	The Haewene Brim Equipment	3
4	Subordination and Limit on Recourse	5
5	[Intentionally omitted]	5
6	Representations and Warranties	5
7	Lessor's Covenants	6
8	Removal	8
9	Sales Agency	8
10	Credit Security Trustee	9
11	Assignments and Transfers	9
12	Costs and Expenses	9
13	Further Assurance	10
14	Mitigation	10
15	Notices	11
16	Law and Jurisdiction	11
17	Miscellaneous	11

        THIS DEED is dated 12 June 2003, and made BETWEEN:

(1)
BARCLAYS BANK PLC, as general security trustee who enters into this Deed as agent and trustee for the Beneficiaries;

(2)
BARCLAYS BANK PLC, as credit security trustee who enters into this Deed as agent and trustee for the Credit Beneficiaries;

(3)
BLUEWATER (HAEWENE BRIM) N.V., as hull owner;

(4)
BLUEWATER (HAEWENE BRIM) N.V., as the Lessor's agent;

(5)
PIERCE PRODUCTION COMPANY LIMITED, as lessee;

(6)
BLUEWATER ENERGY N.V.;

(7)
BLUEWATER HOLDING B.V.;

(8)
BLUEWATER ENERGY SERVICES B.V., as Bluewater agent;

(9)
HILL SAMUEL LEASING (NO.4) LIMITED, as lessor;

(10)
OLA DUNK II FOUNDATION, as standby purchaser;

(11)
ASTERIX EXPLORATION FOUNDATION, as Bleo Holm Topsides standby purchaser;

(12)
ALICE EXPLORATION FOUNDATION, as Glas Dowr standby purchaser;

(13)
ARIEL EXPLORATION FOUNDATION, as Uisge Gorm standby purchaser;

(14)
ING BANK N.V., acting through its Amsterdam head office, as equipment account bank; and

(15)
ING BANK N.V., acting through its Amsterdam head office, as security trustee account bank.

        WHEREAS the parties hereto have entered into this Deed for the purpose of regulating certain matters relating to the floating production, storage and off-loading unit Haewene Brim.

        THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1      Definitions

        In this Deed, words and expressions shall, unless the context otherwise requires, bear the meanings attributed to them in the Lease. Any capitalised term used in this Deed which is not defined in the Lease or specifically defined in this clause 1 shall bear the meaning attributed thereto in the Deed of Proceeds and Priorities and/or the Credit Agreement Supplemental Agreement. In addition:

        "Credit Agreement Supplemental Agreement" means the credit agreement supplemental agreement dated of even date herewith and made between the Bluewater Agent and the Facility Agent (on behalf of itself and as agent for each of the parties to the Credit Agreement other than BH, BOPS, BHB, BM and the Bluewater Agent);

        "Deed of Release" means the partial deed of release entered into or to be entered into by the General Security Trustee pursuant to which the first priority mortgage over the Haewene Brim is released if and to the extent that such mortgage is in respect of the Haewene Brim Equipment;

        "Disposal Proceeds Account" means:

  (i)
  in the case of a Final Disposition in circumstances where, immediately prior to that disposition, the Lessor was the owner of the Haewene Brim Equipment, the Lessor Proceeds Account;

  (ii)
  in the case of a Final Disposition in circumstances where, immediately prior to that disposition, the Standby Purchaser was the owner of the Haewene Brim Equipment, the Assigned Account of the Standby Purchaser; and

  (iii)
  in the case of a Final Disposition arranged by the General Security Trustee pursuant to its rights as sales agent or otherwise effected by the General Security Trustee, the Security Trustee Account;

        "Enterprise Quiet Enjoyment Letter" means the letter dated on or about the date of this Deed from the Lessor to Enterprise, PPC, BHB, Aurelia Energy, BH, the Standby Purchaser and the Facility Agent and countersigned by those addressees;

        "Lease" means the lease agreement dated on or about the date hereof entered into by the Lessor, PPC and Bluewater Energy pursuant to which the Lessor agrees to lease the Haewene Brim Equipment to PPC and PPC agrees to take the Haewene Brim Equipment on lease, subject to the terms and conditions thereof;

        "Mortgage" means the first priority mortgage in favour of the General Security Trustee dated 28 January 2002 granted by BHB in respect of the Haewene Brim to the extent of its rights, title and interest therein, as the same has been, or is to be, partially released pursuant to the Deed of Release; and

        "Standby Put Option" shall have the meaning given to that term in the Standby Put Option Deed.

2      Interpretation

2.1
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

2.2
In this Deed, unless the context otherwise requires:

2.2.1
references to clauses and schedules shall be construed as references to clauses of and schedules to this Deed and references to this Deed include its schedules;

2.2.2
references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended in accordance with the terms thereof and clause 16.3 of the Deed of Proceeds and Priorities with the consent of all relevant parties pursuant to any relevant provision of this Deed;

2.2.3
references to a "regulation" include any regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any Government Entity;

2.2.4
words importing the plural include the singular and vice versa;

2.2.5
references to a time of day are to the time in London, England on the relevant day; and

2.2.6
references to a statutory provision shall be construed as references to that provision as from time to time replaced, amended and re-enacted.

2.3
References in this Deed to the General Security Trustee or the Credit Security Trustee, and references to all or any obligations and liabilities of any one or more of those persons shall be strictly construed as references to that person or (as the case may be) those obligations and liabilities of that person solely in its capacity as such.

2.4
In the event of a conflict between any provision of this Deed and any provision of the Deed of Proceeds and Priorities the former shall, unless otherwise expressly provided herein, prevail, and subject always to clause 3.3 of the Deed of Proceeds and Priorities.

3      The Haewene Brim Equipment

3.1
The parties acknowledge that:

3.1.1
BHB has acquired title to the Haewene Brim Hull;

3.1.2
the Lessor has acquired or will acquire ownership of and title to the Haewene Brim Equipment;

3.1.3
with the consent of the Lessor, the Haewene Brim Equipment is attached to the Haewene Brim Hull to enable the Haewene Brim Hull and the Haewene Brim Equipment to be together used as the floating production, storage and off-loading unit "HAEWENE BRIM";

3.1.4
BHB is registered as the owner of the Haewene Brim Hull at the Port of Registry;

3.1.5
the Haewene Brim Equipment is or is to be registered as a "deviating condition" in the public registers of the Netherlands Antilles.

3.2
BHB agrees, and each of the other parties to this Deed acknowledges such agreement, that BHB has and shall have no proprietary interest in the Haewene Brim Equipment by virtue of its ownership interest in the Haewene Brim Hull, the attachment of the Haewene Brim Equipment to the Haewene Brim Hull or otherwise.

3.3
BHB further agrees with the Lessor that if, contrary to the intention of BHB and the Lessor expressed in clause 3.2, title to the Haewene Brim Equipment (or any part thereof) vests or passes to BHB by virtue of the attachment of the Haewene Brim Equipment to the Haewene Brim Hull or otherwise, BHB shall (and BHB hereby agrees to) hold the same on bare trust for the Lessor and shall, to the extent practicable under relevant law, take such steps (at no cost to the Lessor) as the Lessor may reasonably require to vest such title in the Lessor. The perpetuity period applicable to the trust constituted by this clause 3.3 shall be eighty (80) years.

3.4
Each of the parties hereto other than the Beneficiaries hereby acknowledges and consents to the Mortgage and each of the parties hereto agrees that this clause 3.4 shall (as between the parties to this Deed) apply to the Mortgage in place of clause 14.7 (Mortgage) of the Deed of Proceeds and Priorities. Accordingly:

3.4.1
Each of the parties hereto undertakes not to do or suffer to be done anything or omit to do anything, the doing or omission of which could or might result in the interests of the General Security Trustee or any of the other Beneficiaries under or in relation to the Mortgage being prejudiced, provided however that this clause 3.4.1 and clause 5.1 of the Deed of Proceeds and Priorities shall be without prejudice to the rights of the Lessor (i) to terminate the leasing of (or, prior to Delivery, the right of PPC to lease) the Haewene Brim Equipment under the Lease in accordance with the terms of the Lease, (ii) to enforce its rights under the Letter of Credit, the First Account Deed, the Second Account Deed, the Holding Account Deed, the Contingency Account Deed, the Rent Account Deed and any document creating or evidencing any Additional Security, (iii) subject to clause 5.1 below and clause 17 of the Deed of Proceeds and Priorities, to exercise its rights under the Standby Put Option Deed, or (iv) subject to clause 4, to make demand from, and take action against, any member of the Aurelia Energy Group under or pursuant to the Lease Documents, save that during the Facility Security Period the Lessor shall take no action against any assets of any member of the Aurelia Energy Group which are the subject of the Security Documents or any of them.

  3.4.2
  The Standby Purchaser agrees with, and covenants to, each of the Beneficiaries that, forthwith following any step taken by the General Security Trustee to enforce the Mortgage, if it is at the relevant time the Equipment Owner in relation to the Haewene Brim Equipment, it will (upon the written request of the General Security Trustee) execute and deliver to the General Security Trustee an assignment or charge in favour of the General Security Trustee in form and substance reasonably satisfactory to the General Security Trustee of all of the Equipment Rights which are (i) then subsisting, (ii) vested in it and (iii) assignable.

  3.4.3
  If, as a matter of any applicable law and contrary to the agreement of the parties hereto, the Haewene Brim Equipment is found to be subject to the Mortgage, without prejudice to any other rights of the General Security Trustee and the other Beneficiaries under and pursuant to the Mortgage and the other Facility Documents and subject to the obligations of the Facility Agent and the Banks under the Haewene Brim Quiet Enjoyment Letter, neither the General Security Trustee nor any other Beneficiary shall enforce its rights under the Mortgage to sell the Haewene Brim Equipment at any time prior to (A) the completion of a sale by the Lessor of the Haewene Brim Equipment (i) to the Standby Purchaser pursuant to the Standby Put Option Deed, or (ii) pursuant to a sale of the Haewene Brim Equipment which complies with clause 19.2 of the Lease which has been arranged by PPC as sales agent for the Lessor in accordance with clause 19.2 of the Lease or by the General Security Trustee as assignee of PPC's rights so to act, or (B) the failure of the Lessor, in breach of its obligations under the Lease and this Deed, to sell the Haewene Brim Equipment to any purchaser referred to in paragraph (ii) above.

3.5
[Intentionally omitted]

3.6
The General Security Trustee and each of the other Beneficiaries hereby agree that if at any time in any relevant jurisdiction the Mortgage is construed as covering the Haewene Brim Equipment, and the General Security Trustee or any other Beneficiary as a result thereof becomes entitled to sell the Haewene Brim Equipment as mortgagee thereof, the proceeds of any such sale of the Haewene Brim Equipment (or, if such sale includes the sale of equipment which is not part of the Haewene Brim Equipment, that portion of such proceeds which is attributable to the Haewene Brim Equipment) shall:

3.6.1
(if the Lessor was the owner of the Haewene Brim Equipment immediately prior to that Final Disposition) be paid to the Lessor and the Lessor agrees that it will pay those proceeds to the Lessor Proceeds Account. The General Security Trustee and each of the other Beneficiaries agrees that those proceeds shall be held by the General Security Trustee or the relevant Beneficiary on bare trust for the Lessor and the Lessor hereby directs the General Security Trustee and each relevant Beneficiary to pay any proceeds so received to the Lessor Proceeds Account. The perpetuity period applicable to the trust constituted by this clause 3.6.1 shall be eighty (80) years; or

3.6.2
at any other time, be paid to the General Security Trustee (if not already held by it) and the General Security Trustee agrees that it will pay those proceeds to the applicable Disposal Proceeds Account for application in accordance with the Deed of Proceeds and Priorities.

3.7
[Intentionally omitted]

3.8
In lieu of the covenant set out in clause 14.8 (Registrations) of the Deed of Proceeds and Priorities, each party hereto covenants to the Lessor that it will not cause or consent to any registration of the interest of the Lessor in the Haewene Brim Equipment or the Haewene Brim in any official register in any jurisdiction without the prior written consent of the Lessor otherwise than as expressly contemplated by clause 3.1.5.

3.9
Each party hereto agrees that, in relation to the Haewene Brim Equipment, any Final Disposition of the Haewene Brim Equipment shall (unless the Lessor otherwise agrees or is no longer the Equipment Owner in relation to the Haewene Brim Equipment) be effected in accordance with the provisions of clause 19.2 of the Lease.

3.10
The Lessor and the Standby Purchaser each severally agree and covenant to each of the Credit Beneficiaries that (notwithstanding any termination of the leasing of the Haewene Brim Equipment) it will not during the Facility Security Period repossess the Haewene Brim Equipment without the prior written consent of the Credit Security Trustee (acting on the instructions of the Credit Beneficiaries).

4      Subordination and Limit on Recourse

4.1
Without prejudice to the provisions of clause 5 (Subordination) of the Deed of Proceeds and Priorities, the Lessor agrees with the Credit Security Trustee and each of the Credit Beneficiaries only that, unless and until all of the Credit Obligations have been paid, repaid, performed and satisfied in full or the Credit Security Trustee otherwise consents in writing, the Lessor's rights to claim any monetary amounts from BHB, the Lessor's Agent, BH or PPC shall be subordinate to all amounts payable to the Credit Beneficiaries or any of them and that the Lessor will not (i) demand payment from BHB, the Lessor's Agent or PPC of any such monetary amounts or (ii) claim or enforce against BHB, the Lessor's Agent or PPC any order for damages from BHB, the Lessor's Agent or PPC for breach of any obligations owed by BHB, the Lessor's Agent or PPC to the Lessor or (iii) present a petition for the winding-up, prove in any insolvency or share in any payment or composition in respect of BHB, the Lessor's Agent or PPC or take any equivalent action against BHB, the Lessor's Agent or PPC in any jurisdiction, but without prejudice to any rights which the Lessor may have against any other member of the Aurelia Energy Group under the Lease Documents. For the avoidance of doubt, this clause 4.1 shall not inhibit any action taken by the General Security Trustee under the Transaction Documents on behalf of the Lessor as one of the Beneficiaries.

4.2
[Intentionally omitted]

4.3
Without prejudice to the provisions of clause 27 of the Deed of Proceeds and Priorities, the rights of recourse of the Lessor and the Standby Lender respectively to the assets of the Standby Purchaser shall be limited to:

4.3.1
any moneys lent to the Standby Purchaser for the purpose of funding (inter alia) the purchase of the Haewene Brim Equipment from the Lessor pursuant to the Standby Put Option Deed. Such purchase moneys once paid to the Lessor shall, without prejudice to the Lessor's rebate obligations under the Lease and the provisions of clause 10 of the Deed of Proceeds and Priorities, thereafter not be recoverable from the Lessor;

4.3.2
Proceeds (as defined in the Deed of Proceeds and Priorities) and insurance proceeds to the extent that the same are, in each case, in accordance with the provisions of the Deed of Proceeds and Priorities, payable to the Lessor or the Standby Lender (as applicable), unless and until all of the Credit Obligations have been paid, repaid, performed and satisfied in full.

4.4
Each of the parties hereto agree that, for all purposes of the Transaction Documents and notwithstanding anything to the contrary in any Transaction Document, at any time prior to the time at which the Lessor transfers its interest in the Haewene Brim Equipment to the Standby Purchaser, the Equipment Account in relation to the Haewene Brim Equipment is, and shall be, the Lessor Proceeds Account.

4.5
It is hereby agreed that, notwithstanding anything to the contrary in any Transaction Document including, in particular, clause 27 of the Deed of Proceeds and Priorities, the Lessor, in its capacity as Equipment Lessor in relation to the Haewene Brim Equipment, is not, and shall not be, a Limited Recourse Company.

4.6
Each of the parties hereto covenants to each of the other parties hereto that it will not take, or omit to take, any action which would or might reasonably be expected to result in the subordination pursuant to the foregoing provisions of this clause 4 being terminated, prejudiced, limited, discharged, reduced or otherwise adversely affected.

5      [Intentionally omitted]

6      Representations and Warranties

6.1
Each party hereto represents and warrants to each other party hereto as follows:

6.1.1
due incorporation

    it is duly incorporated and validly existing in good standing under the laws under which it was incorporated and has power to execute, deliver and enter into, and perform its obligations under, this Deed and each other Transaction Document to which it is, or is to be, a party;

  6.1.2
  corporate power

    all necessary corporate action has been taken to authorise such execution, delivery, entry into and performance and this Deed and each other Transaction Document to which it is, or is to be, a party constitutes or will, when executed, constitute its valid and legally binding obligations save as may be subject to applicable bankruptcy, insolvency, moratorium or other laws for the protection of creditors generally and to general principles of equity; and

  6.1.3
  consents

    each consent, authorisation, licence and approval of, and every registration with and declaration to, any Government Entity in any Relevant Jurisdiction required by it to authorise, or otherwise in connection with, the execution, delivery, entry into, validity, enforceability, priority or admissibility in evidence of, or the performance by it of its obligations under, this Deed and each other Transaction Document to which it is, or is to be, a party has been obtained or made and is in full force and effect.

7      Lessor's Covenants

7.1
The Lessor hereby covenants in favour of the Credit Security Trustee (for the benefit of the Credit Beneficiaries) but no other person that neither the obligations owed by the Lessor to the Credit Beneficiaries nor the rights of the Credit Beneficiaries against the Lessor (whether direct or held by virtue of an assignment in favour of any of the Credit Beneficiaries) shall be limited, reduced, avoided, terminated or otherwise adversely affected by any termination, rescission or repudiation for any reason of any of the Lease Documents or the rights or obligations of any Security Party or the Lessor thereunder, unless such termination, rescission or repudiation is caused by a breach of the express and specific obligations of the applicable Credit Beneficiaries under the Lease Documents.

7.2
The Lessor hereby covenants in favour of the Credit Security Trustee (for the benefit of the Credit Beneficiaries) but no other person that it will not assert or claim that any of its obligations under the Lease Documents are, by virtue of any lack of corporate power or authority, not valid and binding upon it.

7.3
The Lessor hereby covenants in favour of the Credit Security Trustee (for the benefit of the Credit Beneficiaries) that whilst the Credit Obligations remain outstanding, with effect from the end of the Lease Period and thereafter until the Haewene Brim Equipment is sold in accordance with the provisions of the Transaction Documents, it will, at the request and cost of the Credit Beneficiaries, assign to the Credit Security Trustee or its nominee all Equipment Rights which are from time to time (i) vested in the Lessor, (ii) subsisting and (iii) assignable and, if any such Equipment Rights are not assignable or the Credit Security Trustee (or, as the case may be, its nominee) is not for any reason entitled in its own name to enforce, take any action in relation to, or otherwise deal with any of those Equipment Rights, the Lessor shall, at the request and cost of the Credit Beneficiaries and provided the Lessor is indemnified and secured to its satisfaction against any Losses which it may thereby incur or suffer, from time to time take such further action as is within its control and execute and deliver such further instruments as may be required by law or reasonably requested by the Credit Security Trustee to establish, maintain, protect and enforce the Credit Beneficiaries' rights, title and interest to and in the Equipment Rights against any relevant person, provided always that when all Credit Obligations have been paid, repaid, performed, satisfied and discharged in full, the Credit Security Trustee hereby covenants that it will reassign to the then owner of the Haewene Brim Equipment all Equipment Rights which are subsisting and which were assigned to the Credit Security Trustee in accordance with the provision above.

7.4
Without prejudice to clause 7.3, where the Credit Beneficiaries (or the Credit Security Trustee on their behalf) are (or is) unable to take such proceedings without the assistance of the Lessor, the Lessor shall commence and conduct, or defend, in each case on the instructions and at the direction of the Credit Security Trustee, any action or proceeding in relation to the Equipment Rights to which clause 7.3 refers which the Credit Security Trustee considers appropriate or (at the Lessor's option) shall permit the Credit Security Trustee to take such action in the name of the Lessor, subject, in each case, to the Lessor first being indemnified and secured to its satisfaction against all potential Losses which the Lessor may suffer or incur in connection with such action.

7.5
The Lessor hereby covenants in favour of the Credit Security Trustee (for the benefit of the Credit Beneficiaries) that it shall, subject to the proviso set out below:

7.5.1
not, by its own act (which shall exclude acts by the Lessor's Agent on its behalf unless such act is on the express instructions or directions of the Lessor), create or agree to create any Encumbrance (other than a Permitted Encumbrance) over the Haewene Brim Equipment, the Lessor Proceeds Account or the Proceeds or any of them or any part thereof;

7.5.2
save as otherwise required or permitted under the Lease Documents, not sell or otherwise dispose of the Haewene Brim Equipment otherwise than (i) pursuant to the Standby Put Option Deed, (ii) by a sale arranged by PPC (or the General Security Trustee as its assignee) as sales agent for the Lessor in accordance with clause 19.2 of the Lease, (iii) following the anniversary of the Termination Date where there has been no prior Final Disposition of the Haewene Brim Equipment, subject to the consent of the General Security Trustee in respect of the means, timing and terms of the proposed disposal pursuant to clause 14.3 of the Deed of Proceeds and Priorities, or (iv) where the Credit Security Trustee otherwise grants its prior written consent;

7.5.3
not make or permit any withdrawal or transfer from the Lessor Proceeds Account nor agree so to do otherwise than in accordance with the Deed of Proceeds and Priorities as supplemented by this Deed;

  7.5.4
  not, other than in accordance with the provisions of the Deed of Proceeds and Priorities, do or omit to do any thing which may delay or prejudice the rights of the Credit Beneficiaries (or any of them) to receive payment from the Lessor Proceeds Account when the Credit Beneficiaries (or any of them) are entitled to receive such payment under and pursuant to the terms of the Deed of Proceeds and Priorities nor take any action in relation to the Proceeds or the Lessor Proceeds Account other than in accordance with the Deed of Proceeds and Priorities,

    PROVIDED THAT:

    (a)
    if the consent of the Credit Security Trustee ("Required Consent") is required in respect of the matters otherwise prohibited by the foregoing provisions of this clause 7.5 ("Prohibited Matters"), the Lessor hereby authorises the Bluewater Agent to request the Required Consent on behalf of the Lessor; and

    (b)
    if the Credit Security Trustee gives or refuses the Required Consent or makes its consent subject to conditions ("Conditional Consent"), that Required Consent or Conditional Consent shall be binding on the Lessor; and

    (c)
    neither the Lessor nor the Bluewater Agent on behalf of the Lessor shall be required to request the consent of the Credit Security Trustee in circumstances where, if the Lessor were a Security Party (as that term is defined in the Deed of Proceeds and Priorities) it would not need Required Consent for the relevant Prohibited Matter.

7.6
All of the parties to this Deed hereby agree that, until all Credit Obligations have been paid, repaid, performed, satisfied and discharged in full:

7.6.1
any moneys received by the Lessor in respect of the sale of any additional equipment which is not part of the Haewene Brim Equipment pursuant to clause 12.9.6 or clause 12.11.4 of the Lease shall be paid to the relevant Equipment Account which moneys shall be applied pursuant to clause 11 of the Deed of Proceeds and Priorities as if those moneys were Final Disposition Proceeds; and

7.6.2
any moneys received by the Lessor from the insurers which are not Equipment Proceeds shall be paid to the General Security Trustee and shall be treated as if they were Assigned Property Proceeds and shall be applied as such in accordance with the relevant provisions of the Deed of Proceeds and Priorities; and

7.6.3
any moneys received by the Lessor from any manufacturer, repairer or supplier in respect of the Equipment Rights and any moneys which constitute Proceeds of Sale shall be paid by the Lessor to PPC pursuant to clause 20.4 of the Lease, and the Lessor further agrees (i) that until all Credit Obligations have been paid, repaid, performed, satisfied and discharged in full it will not exercise its rights under clause 29 of the Lease in respect of such amounts and (ii) that clause 9.9 of the Deed of Proceeds and Priorities applies to such amounts as if such amounts were payable by the Lessor under or pursuant to the Deed of Proceeds and Priorities.

8      Removal

8.1
Unless and until all of the Credit Obligations have been paid, repaid, performed, satisfied and discharged in full, each of the Lessor and the Standby Purchaser covenants in favour of the Credit Security Trustee (on behalf of the Credit Beneficiaries) that it shall neither, by its own act or by any agent, detach the Haewene Brim Equipment (or any part thereof) from the Haewene Brim Hull nor grant its consent to any such detachment by any person, provided however that the Lessor shall not be in breach of this clause 8.1 if the relevant act is an act of any member of the Aurelia Energy Group, for whose acts the Lessor hereby expressly disclaims responsibility, unless the relevant member of the Aurelia Energy Group is acting pursuant to the express instructions or directions of the Lessor.

8.2
If the Credit Security Trustee so requests in writing on reasonable notice in connection with a proposed sale or proposed leasing of the Haewene Brim Hull (otherwise than pursuant to the Haewene Brim Vessel Lease), the Lessor or the Standby Purchaser as applicable (whichever is then the Equipment Owner in relation to the Haewene Brim Equipment) shall, at the cost and expense of the Credit Beneficiaries, take such action as the Credit Security Trustee may request to detach the Haewene Brim Equipment and remove it from the Haewene Brim Hull, subject to it first being indemnified and secured to its satisfaction against all potential Losses which may thereby be suffered or incurred by it, Provided that neither the agreement of the Lessor nor the taking of any action by the Lessor in each case under this clause 8.2 shall constitute a waiver by the Lessor of any of its rights which may arise from such detachment and removal, including but not limited to the right of the Lessor to treat such detachment and removal as a breach of clause 12.2 of the Lease.

9      Sales Agency

9.1
The parties hereto agree that at any time after the sales agency rights of PPC under clause 19.2 of the Lease have expired pursuant to clause 19.2.5(a)(iii), and whilst any Credit Obligations remain outstanding, the Credit Security Trustee shall have the sole right (as agent of the Lessor) to effect a disposal of the Haewene Brim Equipment on the terms set out in clause 19.2 of the Lease (disregarding, for this purpose, clause 19.2.5(a)(iii)), as if all references therein to PPC, other than the references to PPC in clauses 19.2.4(c), and in the final paragraph of clause 19.2.4 and the final reference to PPC in clause 19.2.5(b), were references to the Credit Security Trustee, provided however that the exercise of these rights by the Credit Security Trustee shall be without any expense to or liability of the Credit Security Trustee (other than any expense or liability caused by its wilful misconduct or gross negligence) or, subject to the Lessor's express obligations under this Deed and the Lease, the Lessor.

9.2
Each of the parties undertakes with the Credit Security Trustee that it will not by issue of an injunction or the taking of any other action prevent, restrict or impede the exercise by the Credit Security Trustee or any other Credit Beneficiary of its sales agency rights pursuant to clause 9.1.

10    Credit Security Trustee

10.1
All representations, warranties, covenants, undertakings, agreements, obligations and liabilities on the part of any party to this Deed to or in favour of the Credit Security Trustee under or pursuant to this Deed:

10.1.1
shall, unless otherwise expressly stipulated, continue in full force and effect until the Credit Obligations have been paid, repaid, performed and satisfied in full; and

  10.1.2
  are made, given, undertaken, assumed or incurred to, with, or as the case may be, for the benefit of the Credit Security Trustee for and on behalf of, and as trustee for, each of the Credit Beneficiaries upon and subject to the terms of the Credit Agency Agreement.

10.2
Wherever in this Deed any person covenants, undertakes or agrees with or to the Credit Security Trustee that it will (or will not) do any act or thing, that covenant, undertaking or agreement shall not apply to the extent that the prior written consent of the Credit Security Trustee has been obtained to any non-compliance. For this purpose each of the parties to this Deed acknowledges and agrees that any such consent may be withheld by the Credit Security Trustee in its absolute discretion and the Credit Security Trustee shall, in any event, act in accordance with the instructions of the Facility Agent in relation to any such request for consent, upon and subject to the terms of the Credit Agency Agreement.

10.3
The Lessor acknowledges the provisions of clause 19 of the Credit Agency Agreement pursuant to which the Credit Security Trustee has appointed the Facility Agent as its agent for the purpose of all and any requests, consents, instructions, directions, notices, demands or other communications which are to be given, made or issued by the Credit Security Trustee under or pursuant to this Deed.

11    Assignments and Transfers

11.1
The provisions of clause 20 (Assignments and Transfers) of the Deed of Proceeds and Priorities shall be deemed to be incorporated herein as if set out in extenso.

11.2
Notwithstanding the terms of clause 20.8 of the Deed of Proceeds and Priorities, each of the parties hereto hereby acknowledges and consents to the execution of the Standby Assignment by the Standby Purchaser in favour of the Standby Lender at such time as the Lessor exercises its Standby Put Option pursuant to the Standby Put Option Deed.

12    Costs and Expenses

12.1
Each of the Security Parties which is an Aurelia Energy Group Member shall pay to each of the other parties to this Deed, on a full and unqualified indemnity basis, on demand by that other party, all and any Losses (which shall be supported by appropriate written invoices) paid, suffered or incurred by that other party in connection with the negotiation, preparation, execution, completion and, where relevant, registration of this Deed and of any amendment of, or the granting of any waiver or consent under or pursuant to, this Deed together with interest (i) (if those Losses are paid by any such Security Party within five (5) Business Days of that demand by that other party) at the rate of interest applicable at that time pursuant to clause 3.1 of the Credit Agreement and (ii) (in all other circumstances) at the Default Rate (as defined in the Deed of Proceeds and Priorities), in each case, from the date of that demand to the date of payment (after as well as before judgment).

12.2
Value added tax

  All amounts payable pursuant to this clause 12 shall be paid together with any value added tax or similar tax (if any) properly chargeable thereon.

13    Further Assurance

        The provisions of clause 23.1 (Further Assurance) of the Deed of Proceeds and Priorities shall be deemed to be incorporated herein as if set out in extenso.

14    Mitigation

        If the performance by the Lessor of any of its obligations set out in:

  14.1.1
  clauses 5.4, 10.2.5, 10.4, 10.7, 10.8, 16.2, 16.3.2, 16.4.2, 16.4.3, 16.5, 17, 19.2, 20.2 and 20.4 of the Lease; or

  14.1.2
  in so far as the obligations of the Lessor thereunder are obligations of the Lessor in connection with the Haewene Brim Equipment and/or the Lease Documents (in so far as the obligations in the Lease Documents themselves relate to the Haewene Brim Equipment), clauses 9.3, 9.6, 9.7, 9.8 and 9.9 and clauses 11, 12.2, 12.3, 12.4.2 and 12.4.3 (in relation to Proceeds other than those in respect of protection and indemnity or other third party liability insurances) and clauses 14.1, 14.2 and 14.3 of the Deed of Proceeds and Priorities; or

  14.1.3
  clauses 3.4.1 (other than the proviso thereto), 3.6.1, 3.10, 4.1, 4.6, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 8.1, 8.2, 9.1, 9.2 and 9.3 of this Deed,

  is or becomes illegal or impossible in the United Kingdom, or the place where performance is required (other than by reason of any act or omission by any Security Party or the Credit Security Trustee or any Credit Beneficiary), the Lessor hereby agrees that it will consult with the Credit Security Trustee and the Bluewater Agent in good faith, for a period of thirty (30) days or such longer period as the Lessor, the Credit Security Trustee and the Bluewater Agent may agree, with a view to avoiding in a manner satisfactory to each of the Lessor, the Credit Security Trustee and the Bluewater Agent the consequences of such illegality or impossibility including, at the Lessor's option subject to the consent of the Credit Security Trustee, the granting of security in favour of the Credit Security Trustee, and if, after such consultation a satisfactory conclusion has not been reached, the Lessor agrees to indemnify the Credit Security Trustee and each of the Credit Beneficiaries against and (upon receipt of reasonable (in the opinion of the Lessor) evidence of the loss suffered) will pay to the Credit Security Trustee and each of the Credit Beneficiaries any costs properly incurred and any losses and liabilities suffered or incurred by the applicable party as a result of the performance of the relevant obligation being or becoming illegal or impossible, provided however that the Lessor's liability under such indemnity shall not exceed the amount required to place the relevant party in such a position financially as if (i) the Mortgage had constituted a valid and, subject to laws affecting creditors rights generally, enforceable first priority mortgage over the Haewene Brim Equipment, and (ii) the Lessor had on the date hereof granted to the Credit Security Trustee on behalf of the Credit Beneficiaries an assignment of the Assigned Property (as defined in the Lessor Assignment, but construed as if all references in that definition to the Lessor Assigned Account were to the Lessor Proceeds Account and all references in that definition to the Glas Dowr Vessel and/or the Uisge Gorm Vessel were to the Haewene Brim Equipment) upon terms substantially the same (mutatis mutandis) as the assignments contained in the Lessor Assignment.

15    Notices

15.1
The provisions of clause 24 (Notices) of the Deed of Proceeds and Priorities shall be deemed to be incorporated herein as if set out in extenso.

16    Law and Jurisdiction

16.1
Law

  This Deed is governed by, and shall be construed in accordance with, the laws of England and Wales.

16.2
Submission to jurisdiction

  For the benefit of the Credit Security Trustee, each other Credit Beneficiary, the General Security Trustee, each other Beneficiary and the Lessor, each of BHB, the Lessor's Agent, PPC, BH, Bluewater Energy, the Bluewater Agent, Alice, Ariel, Asterix and the Standby Purchaser irrevocably and unconditionally agrees that any legal action or proceeding arising out of or in connection with this Deed may be brought in the English courts, which shall have jurisdiction to settle or determine any dispute or claim arising out of or in connection with this Deed, and irrevocably and unconditionally submits to the exclusive jurisdiction of the English courts. Each of BHB, the Lessor's Agent, BH, Bluewater Energy and the Bluewater Agent irrevocably and unconditionally designates, appoints and empowers WFW Legal Services Limited at the address of its registered office for the time being (presently of 15 Appold Street, London EC2A 2HB, England), and each of Alice, Ariel, Asterix and the Standby Purchaser irrevocably and unconditionally designates, appoints and empowers WFW Legal Services Limited at the address of its registered office for the time being (presently of 15 Appold Street, London EC2A 2HB, England), in each case to receive, for it and on its behalf, service of process issued out of the English courts in any legal action or proceeding arising out of or in connection with this Deed. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Credit Security Trustee, any other Credit Beneficiary, the General Security Trustee, any other Beneficiary or the Lessor to take any legal action or proceeding against any of BHB, the Lessor's Agent, PPC, BH, Bluewater Energy, the Bluewater Agent, Alice, Ariel, Asterix or the Standby Purchaser in any other court of competent jurisdiction nor shall the taking of any legal action or proceeding in any one or more jurisdictions preclude the taking of any legal action or proceeding in any other jurisdiction, whether concurrently or not. Each of BHB, the Lessor's Agent, PPC, BH, Bluewater Energy, the Bluewater Agent, Alice, Ariel, Asterix and the Standby Purchaser agrees that only the English courts and not those of any other jurisdiction shall have jurisdiction to settle and determine any dispute or claim which any of BHB, the Lessor's Agent, PPC, BH, Bluewater Energy, the Bluewater Agent, Alice, Ariel, Asterix and the Standby Purchaser may have against the Credit Security Trustee, any other Credit Beneficiary, the General Security Trustee, any other Beneficiary or the Lessor arising out of or in connection with this Deed.

17    Miscellaneous

17.1
No implied waivers, remedies cumulative

  Except as otherwise expressly provided in this Deed, no failure or delay on the part of any party hereto to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by such party of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

17.2
No partnership

  This Deed shall not, and shall not be construed so as to, constitute a partnership between the parties or any of them.

17.3
Waiver by Facility Security Parties

  Each of the Obligors which is a party hereto hereby unconditionally waives any right it may have, whether at law or otherwise, to require demands to be made under any of the Facility Documents or for the Secured Property, the Facility Property or the Credit Property or any part thereof to be enforced or realised in any specific order or manner or to require the proceeds thereof to be appropriated in any specific order or manner.

17.4
Counterparts

  This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties hereto, and, provided all the parties hereto shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

17.5
English language

  All certificates, instruments and other documents to be delivered under or supplied in connection with this Deed shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

17.6
Severability of provisions

  Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of those provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction neither the validity, legality and enforceability of the remaining provisions of this Deed nor the validity, legality and enforceability of those provisions in any other jurisdiction shall in any way be affected or impaired thereby.

17.7
Assignees and pledgees

  Each party hereto which is an assignee and/or pledgee of the rights of any other party hereto agrees that, as such assignee and/or pledgee, it shall be bound by any restrictions on the exercise of those rights imposed on the assignor and/or pledgor by any provision of this Deed.

17.8
Obligations of Beneficiaires

  The obligations of each Beneficiary under and pursuant to this Deed are several; the failure by any Beneficiary to perform any of those obligations shall not relieve any other Beneficiary of any of their respective obligations and liabilities under and pursuant to this Deed or any of the other Transaction Documents nor shall any Beneficiary be responsible for any of the obligations and liabilities of any other Beneficiary under and pursuant to this Deed.

17.9
Third Parties

  No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.

        IN WITNESS whereof this Deed has been duly executed as a deed and delivered the day and year first above written.

EXECUTION PAGE

The General Security Trustee
EXECUTED as a DEED and DELIVERED for and on behalf of BARCLAYS BANK PLC by J. HAGARDS its duly authorised attorney-in-fact in the presence of:	) ) ) ) ) ) )
The Credit Security Trustee
EXECUTED as a DEED and DELIVERED for and on behalf of BARCLAYS BANK PLC by J. HAGARDS its duly authorised attorney-in-fact in the presence of:	) ) ) ) ) ) )
Bluewater (Haewene Brim) N.V.
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER (HAEWENE BRIM) N.V. by FEI KWOK its duly authorised attorney-in-fact- in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Lessor's Agent
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER (HAEWENE BRIM) N.V. by FEI KWOK its duly authorised attorney-in-fact- in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Pierce Production Company Limited

EXECUTED as a DEED and DELIVERED for and on behalf of PIERCE PRODUCTION COMPANY LIMITED by FEI KWOK its duly authorised attorney-in-fact in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Bluewater Energy N.V.
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER ENERGY N.V. by FEI KWOK its duly authorised attorney-in-fact- in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Bluewater Holding B.V.
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER HOLDING B.V. by FEI KWOK its duly authorised attorney-in-fact- in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Bluewater Agent
EXECUTED as a DEED and DELIVERED for and on behalf of BLUEWATER ENERGY SERVICES B.V. by FEI KWOK its duly authorised attorney-in-fact in the presence of: ALISON SPRAGUE	) ) ) ) ) ) )
Lessor
EXECUTED as a DEED and DELIVERED for and on behalf of HILL SAMUEL LEASING (NO.4) LIMITED by A.H. REES its duly authorised attorney-in-fact in the presence of	) ) ) ) ) ) )
The Standby Purchasers

EXECUTED as a DEED and DELIVERED for and on behalf of OLA DUNK II FOUNDATION by ALISON SPRAGUE its duly authorised attorney-in-fact in the presence of FEI KWOK	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of ALICE EXPLORATION FOUNDATION by ALISON SPRAGUE its duly authorised attorney-in-fact in the presence of FEI KWOK	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of ARIEL EXPLORATION FOUNDATION by ALISON SPRAGUE its duly authorised attorney-in-fact in the presence of FEI KWOK	) ) ) ) ) )
EXECUTED as a DEED and DELIVERED for and on behalf of ASTERIX EXPLORATION FOUNDATION by ALISON SPRAGUE its duly authorised attorney-in-fact in the presence of FEI KWOK	) ) ) ) ) )
Equipment Account Bank
EXECUTED as a DEED and DELIVERED for and on behalf of ING BANK N.V. by PETER VOGIATRIS its duly authorised attorney-in-fact in the presence of COLIN COOK	) ) ) ) ) )
Security Trustee Account Bank
EXECUTED as a DEED and DELIVERED for and on behalf of ING BANK N.V. by PETER VOGIATRIS its duly authorised attorney-in-fact in the presence of COLIN COOK	) ) ) ) ) )

QuickLinks

  Exhibit 10.40
RECOGNITION OF RIGHTS DEED in relation to the floating production, storage and off-loading unit "Haewene Brim"
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